Exhibit 99.1

PRESS RELEASE

White River Capital, Inc. (AMEX: RVR) www.WhiteRiverCap.com

Contact: Address: Phone:	Mark R. Ruh President & Chief Operating Officer 1445 Brookville Way Suite I Indianapolis, IN 46239 (317) 806-2166 x 6468	Martin J. Szumski Chief Financial Officer 1445 Brookville Way Suite I Indianapolis, IN 46239 (858) 759-6057

May 1, 2007

WHITE RIVER CAPITAL, INC. ANNOUNCES
RESULTS FOR THE FIRST QUARTER 2007

Net Income for the First Quarter of 2007 Totaled $7.0 million

Indianapolis, Indiana . . . White River Capital, Inc. (AMEX: RVR) (“White River”) today announced net income for the first quarter 2007 was $7.0 million, or $1.78 per diluted share (based upon 3,937,280 diluted shares outstanding), compared to first quarter 2006 net income of $1.1 million, or $0.29 per diluted share (based upon 3,864,086 diluted shares outstanding). The results for the first quarter of 2007 are due to the following:

o	$1.9 million of earnings from operations contributed by the Coastal Credit LLC (“Coastal Credit”) subsidiary,
o	$9.9 million of earnings from operations contributed by the Union Acceptance Company LLC (“UAC”) subsidiary,
o	$(0.9) million of interest and holding company expenses, and
o	an income tax expense of $(4.0) million.

Mark Ruh, President and Chief Operating Officer, stated, "The performance of the UAC receivable portfolio and the continued earnings strength of Coastal Credit resulted in an excellent first quarter 2007. Beginning with this quarter and in the future, White River’s earnings will be tax affected as a result of the recognition of the majority of our deferred tax asset in the fourth quarter 2006.” Mr. Ruh continued, “The liquidation of the UAC receivable portfolio has generated significant income and cash flow over the last few quarters. However, the variable nature of earnings recognition at UAC will continue to result in volatile consolidated earnings for White River over the next three to four quarters; after which the UAC receivable portfolio will be essentially liquidated.”

Martin Szumski, Chief Financial Officer, commented, "White River’s equity is now $109.6 million, and tangible equity is now $74.9 million. These values translate into a book value per share of $28.53 and a tangible book value per share of $19.50, while our tangible equity is now 42.63% of tangible assets. White River has also continued to pay down the principal of its 10.75% interest rate secured note at $937,500 per quarter, and beginning early April 2007 this note had a principal balance of $11.3 million.” Mr. Szumski continued, “At the end of this quarter, White River had $5.0 million in cash and cash equivalents and $26.9 million in line of credit availability. This gives White River $31.9 million of cash at its disposal for both future opportunities and to pay company obligations.”

CREDITOR NOTES PAYABLE & CHANGE IN FAIR MARKET VALUATION OF CREDITOR LIABILITIES

Creditor notes payable on the balance sheet increased to $2.1 million at the end of the first quarter 2007 compared to $1.4 million on December 31, 2006. This was primarily the result of the company adopting Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS No. 159”), for creditor notes payable on January 1, 2007. Prior to the adoption of SFAS No. 159, the liability for creditor notes payable would have accreted to a value that would have significantly exceeded the estimated amount that UAC ultimately expects to pay to the one remaining third party creditor of White River’s UAC subsidiary. With the adoption of SFAS No. 159, creditor notes payable was adjusted to reflect the estimated fair value of the remaining liability to this one remaining creditor. The effect on the statement of operations as a result of the adoption of SFAS No. 159 was a $238,000 expense recorded as a change in fair market valuation of creditor liabilities. Other than creditor notes payable, White River does not utilize SFAS No. 159 in its financial statements.

INTEREST ON RECEIVABLES

Interest on receivables for the first quarter of 2007 totaled $8.1 million compared to $10.0 million for the first quarter of 2006. The decrease in interest on receivables for the first quarter of 2007 is the result of the decrease in the size of White River’s total receivables portfolio compared to the first quarter of 2006.

ACCRETION AND OTHER INTEREST

Accretion and other interest increased to $10.3 million compared to $0.7 million for the first quarters of 2007 and 2006, respectively. This increase for the first quarter 2007 is the result of UAC’s recognition of accretion income in anticipation of cash being released, or cash actually being released, from the UAC Master Trust account.

PROVISION FOR ESTIMATED CREDIT LOSSES

Provision for estimated credit losses was $637,000 compared to $137,000 for the quarters ended March 31, 2007 and 2006, respectively.

The provision at Coastal Credit for the first quarters of 2007 and 2006 was $1.4 million and $1.1 million, respectively. During both quarters ended March 31, 2007 and 2006, UAC offset these provisions for estimated credit losses with recoveries. These recoveries were due to the stable performance of UAC’s contracting securitized finance receivable portfolio during these periods.

CHARGE TO MASTER TRUST, NET

The charge to Master Trust, net was $1.1 million for the first quarter 2007 compared to $2.4 million for the first quarter 2006.

Charge to Master Trust, net is an expense related to future transfers of funds to the Master Trust from on balance sheet securitized finance receivables of UAC. As the performance of UAC’s on balance sheet securitized finance receivables has improved and stabilized, there has been a recovery for estimated credit losses, and interest income has increased. However, as the UAC portfolio has significantly decreased in size, the amounts related to future transfers of funds owed to the Master Trust have decreased resulting in a decrease in the charge to Master Trust, net.

INCOME TAX BENEFIT (EXPENSE)

White River recognized a $(4.0) million income tax expense during the first quarter 2007 compared to a $0.5 million income tax benefit during the first quarter 2006. Prior to the fourth quarter 2006, White River calculated the deferred tax asset valuation allowance based on the estimated taxable income for the future five-year period and made quarterly adjustments as required. These adjustments were reflected as income tax benefits. However, during the fourth quarter 2006, in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, White River determined it was “more likely than not” that it would utilize the majority of its deferred tax asset as a result of the successful integration of Coastal Credit, the strong performance of the liquidating UAC portfolio and the sound cash position of the holding company. Thus, the majority of the deferred tax asset valuation allowance was removed during the fourth quarter 2006 and a $37.8 million income tax benefit was realized. There remains a $1.6 million valuation allowance on the deferred tax asset primarily related to state tax net operating losses. Because of this recognition of the majority of the deferred tax asset, during the first quarter 2007 and in the future when pre-tax income is generated, income tax expense will be recognized on White River’s statement of operations.

OTHER ASSETS

Other assets on the balance sheet increased to $12.1 million at the end of the first quarter 2007 compared to $2.2 million on December 31, 2006. This significant but temporary increase is the result of $10.3 million in restricted cash from the UAC Master Trust being available as of March 31, 2007, but not released until the next monthly distribution date of April 9, 2007.

CREDIT QUALITY

The following tables set forth delinquency, charge-off and allowance levels for the Coastal Credit portfolio and the UAC securitized receivables:

Coastal Credit LLC
Delinquency Rates Experienced - Finance Receivables
(in thousands except percentages)

	March 31,	December 31,
	2007	2006

Finance receivables - gross balance	$106,251	$104,399

Delinquencies:
30-59 days	1,244	1,261
60-89 days	770	898
90+ days	1,220	1,208
Total delinquencies	$3,234	$3,367

Delinquencies as a percentage of finance receivables - gross balance	3.0%	3.2%

Coastal Credit LLC
Allowance for Loan Losses - Finance Receivables
(in thousands except percentages)

	Quarters Ended March 31,
	2007	2006
Balance at beginning of period	$5,694	$6,031
Charge-offs, net of recoveries	(1,440)	(1,186)
Provision for estimated credit losses	1,440	1,071

Balance at the end of the period	$5,694	$5,916

Net charge offs	$1,440	$1,186
Finance receivables, net of unearned finance charges	$98,357	$91,381

Allowance for loan losses as a percent of finance receivables, net of unearned finance charges	5.79%	6.47%

Annualized net charge offs as a percent of finance receivables, net of unearned finance charges	5.86%	5.19%

Allowance for loan losses as a percent of annualized net charge offs	98.85%	124.70%

Union Acceptance Company LLC
Delinquency Rates
(in thousands except percentages)

	March 31, 2007	December 31, 2006

Securitized finance receivables principal balance	$18,078	$28,800

Delinquencies:
30-59 days	1,578	2,812
60-89 days	496	748
90+ days	222	419
Total delinquencies	$2,296	$3,979

Delinquencies as a percentage of securitized finance receivables	12.7%	13.8%

Off-balance sheet finance receivables principal balance	$24,801	$33,319

Delinquencies:
30-59 days	1,115	1,929
60-89 days	320	544
90+ days	133	220
Total delinquencies	$1,568	$2,693

Delinquencies as a percentage of securitized finance receivables	6.3%	8.1%

Union Acceptance Company LLC
Allowance for Loan Losses - On Balance Sheet Securitized Finance Receivables
(in thousands except percentages)

	Quarters Ended March 31,
	2007	2006

Balance at the beginning of period	$1,617	$6,503
Charge-offs	(1,088)	(4,251)
Recoveries	1,155	3,549
Recovery for estimated credit losses	(803)	(934)

Balance at the end of the period	$881	$4,867

Net charge offs (recoveries)	$(67)	$702
Securitized finance receivables	$18,078	$81,079

Allowance for loan losses as a percent of securitized finance receivables	4.87%	6.00%

Annualized net charge offs as a percent of securitized finance receivables	-1.48%	3.46%

Allowance for loan losses as a percent of annualized net charge offs	not meaningful	173.33%

ABOUT WHITE RIVER, COASTAL CREDIT AND UAC

Founded in 2004, White River is the holding company for Coastal Credit LLC and Union Acceptance Company LLC.

Coastal Credit LLC is a specialized auto finance company, headquartered in Virginia Beach, Virginia, engaged in acquiring sub-prime auto receivables from both franchised and independent automobile dealers which have entered into contracts with purchasers of typically used, but some new, cars and light trucks. Coastal Credit then services the receivables it acquires. Coastal Credit commenced operations in Virginia in 1987 and conducts business in 22 states - Alaska, Arizona, California, Colorado, Delaware, Florida, Georgia, Hawaii, Kansas, Louisiana, Maryland, Mississippi, Nevada, North Carolina, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and Washington - through its 16 branch locations. The Coastal Credit receivables portfolio, net of unearned finance charges, was $98.4 million at March 31, 2007.

Union Acceptance Company LLC is a specialized auto finance company, based in Indianapolis, Indiana, which holds and oversees its portfolio of approximately $43.1 million in non-prime auto receivables, as of March 31, 2007.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Additional information about White River is available at White River’s web site located at: www.WhiteRiverCap.com.

This site includes financial highlights, stock information, public filings with the U.S. Securities and Exchange Commission (the "SEC"), and corporate governance documents.

The SEC public filings available for review include but are not limited to:

o	its Annual Report on Form 10-K for the year ended December 31, 2006,
o	its Proxy Statement on Schedule 14A dated April 19, 2007, and
o	its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

White River’s public filings with the SEC can also be viewed on the SEC’s website at: www.sec.gov.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about White River that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Such information includes forward-looking statements above regarding the future financial performance of Coastal Credit and UAC, and also White River's prospects for future earnings, earnings volatility and the likelihood of recognizing future value from its deferred tax assets. All statements other than statements of historical fact are forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of White River. White River cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Risks and uncertainties include, but are not limited to:

•	losses and prepayments on our receivable portfolios;
•	general economic, market, or business conditions;
•	changes in interest rates, the cost of funds, and demand for our financial services;
•	changes in our competitive position;
•	our ability to manage growth and integrate acquired businesses;
•	the opportunities that may be presented to and pursued by us;
•	competitive actions by other companies;
•	changes in laws or regulations;
•	changes in the policies of federal or state regulators and agencies.

These and other risks are described in White River's public filings with the SEC; see, in particular, risk factors described under Item 1A in White River’s Annual Report on Form 10-K for the year ended December 31, 2006, on file with the SEC. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, White River's results could differ materially from those expressed in, implied or projected by such forward-looking statements. White River assumes no obligation to update such forward-looking statements.

WHITE RIVER CAPITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

ASSETS	March 31, 2007	December 31, 2006

Cash and cash equivalents	$5,036	$6,958
Restricted cash	12,880	13,618
Securitized finance receivables—net	17,345	27,447
Finance receivables—net	80,841	78,693
Beneficial interest in Master Trust	10,079	23,601
Goodwill	34,698	34,698
Deferred tax assets—net	37,391	38,189
Other assets	12,129	2,220

TOTAL	$210,399	$225,424

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Collateralized financing	$21,200	$32,368
Line of credit	45,000	49,500
Secured note payable	12,188	13,125
Subordinated debentures	7,700	7,700
Accrued interest	961	1,169
Amounts due to Master Trust	8,888	8,400
Creditor notes payable	2,117	1,392
Other payables and accrued expenses	2,737	3,852

Total liabilities	100,791	117,506

SHAREHOLDERS’ EQUITY:
Preferred Stock, without par value, authorized 3,000,000 shares; none issued and outstanding	-	-
Common Stock, without par value, authorized 20,000,000 shares; 3,842,287 and 3,813,155issued and outstanding at March 31, 2007 and December 31, 2006, respectively	179,723	179,594
Warrants, 150,000 outstanding at March 31, 2007 and December 31, 2006	534	534
Accumulated other comprehensive income, net of taxes	6,289	11,107
Accumulated deficit	(76,938)	(83,317)

Total shareholders’ equity	109,608	107,918

TOTAL	$210,399	$225,424

WHITE RIVER CAPITAL, INC.
Book Value per Share, Tangible Book Value per Share and Equity Ratios
(Unaudited)
(in thousands except share related values and percents)

	March 31,	December 31,
	2007	2006

Total shareholders’ equity	$109,608	$107,918
Less goodwill	(34,698)	(34,698)
Tangible book value	$74,910	$73,220

Shares outstanding	3,842,287	3,813,155

Book value per share	$28.53	$28.30
Tangible book value per share	$19.50	$19.20

Assets	$210,399	$225,424
Tangible assets	$175,701	$190,726

Equity/ assets	52.10%	47.87%
Tangible equity/ tangible assets	42.63%	38.39%

WHITE RIVER CAPITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share and share amounts)

	Quarters Ended March 31,
	2007	2006
INTEREST:
Interest on receivables	$8,147	$10,032
Accretion and other interest	10,317	710

Total interest income	18,464	10,742

Interest expense	(1,990)	(3,322)

Net interest margin	16,474	7,420

Provision for estimated credit losses	(637)	(137)

Net interest margin after provision for estimated credit losses	15,837	7,283

OTHER REVENUES:
Change in fair market valuation of creditor liabilities	(238)	-
Charge to Master Trust—net	(1,061)	(2,388)
Gain from deficiency sale	41	46
Other income	141	61

Total other revenues (charges), net	(1,117)	(2,281)

OTHER EXPENSES:
Salaries and benefits	2,142	1,995
Third party servicing expense	218	703
Other operating expenses	1,319	1,624
Bankruptcy costs	6	75

Total other expenses	3,685	4,397

INCOME BEFORE INCOME TAXES	11,035	605

INCOME TAX BENEFIT (EXPENSE)	(4,024)	532

NET INCOME	$7,011	$1,137

NET INCOME PER COMMON SHARE (BASIC)	$1.83	$0.30

NET INCOME PER COMMON SHARE (DILUTED)	$1.78	$0.29

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,835,458	3,812,822

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	3,937,280	3,864,086

* * * * * * * * * * * * * * * * * * * END * * * * * * * * * * * * * * * * * * *